EXHIBIT 99.1

DB Insurance to Acquire U.S.-based Insurer Fortegra

SEOUL, KOREA, GREENWICH, CT and NEW YORK, NY—DB Insurance Co., Ltd. (“DB Insurance”) (CEO Jong-Pyo Jeong), Tiptree Inc. (NASDAQ: TIPT) (“Tiptree”) and Warburg Pincus LLC (“Warburg Pincus”) announced today that the parties have signed an agreement for DB Insurance to acquire 100% of the outstanding shares of The Fortegra Group, Inc. (“Fortegra”), a U.S.-based specialty insurer, for approximately $1.65 billion (approximately KRW 2.3 trillion) in cash from Tiptree and Warburg Pincus. The transaction will be funded in cash with internal resources from DB Insurance. The transaction will mark the largest U.S. market entry by a Korean non-life insurer.

DB Insurance first entered the U.S. market in 1984 through its Guam branch and has since pursued a differentiated global business strategy with the goal of establishing “a second DB Insurance” abroad. The decision to acquire Fortegra, with 2024 annual premiums of KRW 4.4 trillion, reflects a strategic step to secure scale and capabilities as a global insurance group.

Founded in 1978 and headquartered in Jacksonville, Florida, Fortegra has built a portfolio spanning specialty insurance, other insurance and services. The company operates across the U.S. and Europe, supported by strong underwriting discipline and risk management, and has maintained a long-term combined ratio of approximately 90%.

For 2024, Fortegra reported gross written premiums of $3.07 billion (KRW 4.4 trillion) and net income of $140 million (KRW 200 billion). It operates in all 50 U.S. states and eight European countries, including the U.K. and Italy, and holds an A- financial strength rating from A.M. Best.

The acquisition is expected to provide DB Insurance with a platform for global growth in the world’s largest property and casualty (P&C) markets, enable entry into the profitable surety and warranty sectors, and enhance earnings stability through broader geographic and business-line diversification.

This agreement also provides Fortegra with a strong capital base to support its continued profitable growth as it joins an insurance group with strong financial ratings: AM Best A+ (Superior) and S&P A+ (Stable).

Ki-Hyun Park, Head of Global Business at DB Insurance, said: “This acquisition will mark the first-ever purchase of a U.S. insurer by a Korean non-life insurer and represents a turning point for DB Insurance in its journey to become a global insurer. By combining Fortegra’s expertise with DB Insurance’s global network and capital strength, we aim to enhance customer value and market competitiveness while simultaneously achieving our dual objectives of increasing shareholder value and contributing to the national economy.”

Rick Kahlbaugh, CEO of Fortegra Group, added: “This agreement with DB Insurance marks a significant new chapter in Fortegra’s journey. We look forward to partnering with DB Insurance to advance the shared goal of building a leading insurance group.”

Michael Barnes, Tiptree’s Executive Chairman, said: “For more than a decade we have had the pleasure of working closely with Rick and his team to nurture Fortegra’s growth and deliver a track record of consistent performance. As Fortegra embarks on its next chapter, we remain proud of what we’ve built together and confident in the company’s continued success.”

Dan Zilberman, Global Head of Capital Solutions and Global Co-Head of Financial Services at Warburg Pincus, said: “Fortegra successfully accelerated its growth and cemented its position as a leading global specialty insurer during our partnership with the company. We, along with our friends at Tiptree, are proud to have supported Rick and the Fortegra team through this exciting period, and are highly confident that DB Insurance is the right partner for Fortegra in this next chapter of its growth.”

Barclays and BofA Securities are serving as financial advisors to Fortegra. Goldman Sachs & Co. LLC is serving as a financial advisor and Tatsuhiko Hoshina as a global strategy advisor to DB Insurance. Ropes & Gray LLP and Sidley Austin LLP are serving as legal advisors to Fortegra. Latham & Watkins LLP is serving as legal advisor to DB Insurance.

The acquisition is subject to receipt of Tiptree stockholder approval, required regulatory approvals and other customary closing conditions and is expected to close in mid-2026.

About DB Insurance

DB Insurance was established as Korea’s first automobile insurance company in 1962 and today is the second largest non-life insurer in South Korea, servicing over 11 million customers. DB Insurance offers a diversified portfolio including long-term medical, auto, and property and casualty insurance policies.

About Fortegra

For more than 45 years, Fortegra, via its subsidiaries, has underwritten risk management solutions that help people and businesses succeed in the face of uncertainty. As a multinational specialty insurer whose insurance subsidiaries have an A.M. Best Financial Strength Rating of A- (Excellent) and an A.M. Best Financial Size Category of ‘X’, we offer a diverse set of admitted and excess and surplus lines insurance products and warranty solutions. For more information: www.fortegra.com.

About Tiptree

Tiptree Inc. (NASDAQ: TIPT) allocates capital to select small and middle market companies with the mission of building long-term value. Established in 2007, Tiptree has a significant track record investing across a variety of industries and asset types, including the insurance, asset management, specialty finance, real estate and shipping sectors. With proprietary access and a flexible capital base, Tiptree seeks to uncover compelling investment opportunities and support management teams in unlocking the full value potential of their businesses. For more information, please visit tiptreeinc.com and follow us on LinkedIn.

About Warburg Pincus

Warburg Pincus LLC is the pioneer of private equity global growth investing. A private partnership since 1966, the firm has the flexibility and experience to focus on helping investors and management teams achieve enduring success across market cycles. Today, the firm has more than $87 billion in assets under management, and more than 220 companies in their active portfolio, diversified across stages, sectors, and geographies. Warburg Pincus has been a leading investor in the insurance industry for 30 years, investing more than $5 billion in equity capital across more than 20 investments, globally. These investments include Aeolus Re, Arch Capital, Fetch Pet Insurance, Fortegra, Foundation Risk Partners, ICICI Lombard Insurance, K2 Insurance Services, Keystone Agency Partners, McGill & Partners, ParetoHealth, RenaissanceRe, and Somers Re, amongst others.

The firm is headquartered in New York with offices in Amsterdam, Beijing, Berlin, Hong Kong, Houston, London, Luxembourg, Mumbai, Mauritius, San Francisco, São Paulo, Shanghai, and Singapore. For more information, please visit www.warburgpincus.com or follow us on LinkedIn.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “seek,” “may,” “plan,” “project,” “should,” “target,” “will,” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. All statements, other than historical facts, including statements regarding the potential synergies, future growth and expansion opportunities, credit ratings and other impacts to DB, Tiptree, Fortegra and U.S.-Korea economic ties relating to closing of the merger of Fortegra with and into a subsidiary of DB (the “Merger”), pursuant to the merger agreement between DB, Tiptree and Fortegra (the “Merger Agreement”) are forward-looking statements. These forward-looking statements are based upon present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Tiptree, Fortegra and DB. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (a) failure to satisfy the conditions to closing and the consummation of the Merger and the other transactions contemplated by the Merger Agreement, including required regulatory approvals; (b) potential legal proceedings relating to the Merger Agreement and the Merger; (c) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including a termination of the Merger Agreement under circumstances that could require Fortegra or Tiptree to pay a termination fee; (d) failure to obtain stockholder approvals as required for the Merger; (e) failure to consummate the Merger in a timely manner or at all; (f) the effect of the announcement and pendency of the Merger and the other transactions contemplated by the Merger Agreement on Tiptree’s future operating results and financial condition; (g) the market price of Tiptree’s common stock; (h) the significant transactions costs that Tiptree will incur in connection with the Merger; (i) the effect of the pendency of the Merger on Tiptree’s business and Tiptree’s ability to attract, retain and motivate key personnel; (j) changes in Tiptree’s or Fortegra’s business or operating results; (k) any disruption of Tiptree or Fortegra management’s ability to spend time on the ongoing business operations of Tiptree and Fortegra due to the Merger; (l) limitations placed on Tiptree’s ability to operate the business by the Merger Agreement; (m) failure to close the Merger in a timely manner or at all; (n) failure of Tiptree to realize financial benefits currently anticipated from the Merger; (o) competitive pressures in the markets in which Tiptree and Fortegra operate; (p) the effects of market volatility or macroeconomic changes and financial market regulations on the industries in which Tiptree operates; (q) the effects of changes in, or Tiptree’s failure to comply with, laws and regulations; (p) cybersecurity attacks or information system failures disrupting Tiptree’s businesses; and failure of Tiptree’s insurance subsidiaries to meet liquidity requirements; and (r) Tiptree’s ability to continue as a going concern.

For additional information about risks and uncertainties that may cause actual results of the transaction to differ materially from those described, please refer to Tiptree’s reports filed with the SEC, including without limitation the “Risk Factors” and/or other information included in such reports. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof. Except as required by law, Tiptree assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Additional Information and Where to Find It

In connection with the Merger, Tiptree will file with the SEC a preliminary proxy statement of Tiptree (the “Proxy Statement”). Tiptree plans to mail to its stockholders a definitive Proxy Statement in connection with the Merger. Tiptree may also file other documents with the SEC regarding the Merger. This document is not a substitute for the Proxy Statement or any other document that may be filed by Tiptree with the SEC.

TIPTREE URGES YOU TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TIPTREE, THE MERGER AND RELATED MATTERS.

Any vote in respect of resolutions to be proposed at a Tiptree stockholder meeting to approve the Merger or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in the Proxy Statement. You will be able to obtain a free copy of the Proxy Statement and other related documents (when available) filed by Tiptree with the SEC at the website maintained by the SEC at www.sec.gov. You also will be able to obtain a free copy of the Proxy Statement and other documents (when available) filed by Tiptree with the SEC by accessing the Investor Relations section of Tiptree’s website at https://investors.tiptreeinc.com.

The proposed transaction will be implemented solely pursuant to the Merger Agreement, which contains the full terms and conditions of the proposed transaction.

Participants in the Solicitation

Tiptree and certain of its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from Tiptree’s stockholders in connection with the Merger. Security holders may obtain information regarding the names, affiliations and interests of Tiptree’s directors and executive officers in Tiptree’s definitive proxy statement on Schedule 14A for its 2025 Annual Meeting of Stockholders, which was filed with the SEC on March 17, 2025 and in Tiptree’s Current Report on Form 8-K filed with the SEC on May 1, 2025. Additional information concerning the interests of Tiptree’s participants in the solicitation, which may, in some cases, be different than those of Tiptree’s stockholders generally, will be set forth in the Proxy Statement when it is filed with the SEC and other materials that may be filed with the SEC in connection with the Merger when they become available. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the investor relations page of the Tiptree’s website at https://investors.tiptreeinc.com.